EXHIBIT 21.1


Subsidiary                                  State of Incorporation
----------                                  ----------------------

The World Entertainment, Inc.*              Delaware


*The operations of this subsidiary have ceased and the results of its operations are included in the Company's financial statements as Discontinued Operations.